                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            PREDICTIVE SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                  13-3808483
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



145 Hudson Street, New York, New York                                 10013
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(Address of Principal Executive Offices)                             (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /_/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-84045.


         Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                                Name of Each Exchange on Which
 to be Registered                                 Each Class is to be Registered
 ----------------                                 ------------------------------

      None                                                    None


         Securities to be registered pursuant to Section 12(g) of the Act:

                     Title of Each Class
                      to be Registered
                      ----------------

           Common Stock, par value $.001 per share


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the common stock, par value $.001 per share, of the Registrant under the caption "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-84045), as filed with the Securities and Exchange Commission on July 29, 1999, as amended from time to time, is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

    NUMBER                                              DESCRIPTION
    ------                                              -----------
     1.1        Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     3.1 Certificate of incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     3.2 Form of amended and restated certificate of incorporation to be in effect upon the closing of the offering (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     3.3 By-laws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1
                (File No. 333-84045)).
     3.4 Form of amended and restated by-laws to be in effect upon the closing of this offering (incorporated by reference to Exhibit
                3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     4.2 See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Certificate of Incorporation and By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.
     4.3 Stock Purchase Warrant, dated March 5, 1999, by and between General Atlantic Partners 54, L.P. and the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     4.4 Stock Purchase Warrant, dated March 5, 1999, by and between Gap Coinvestment Partners II, L.P. and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).
     5.1 Opinion of Brobeck, Phleger & Harrison LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-84045)).



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    10.1        1999 Stock Incentive Plan (incorporated by reference to
                Exhibit 10.1 to the Registrant's Registration Statement on
                Form S-1 (File No. 333-84045)).
    10.2        1999 Employee Stock Purchase Plan (incorporated by reference to
                Exhibit 10.2 to the Registration Statement on Form S-1
                (File No. 333-84045)).
    10.4 Employment Agreement, dated May 11, 1999, by and between Ronald Pettengill and the Registrant (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.5 Employment Agreement, dated May 11, 1999, by and between Robert Belau and the Registrant (incorporated by reference to Exhibit
                10.5 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.6 Employment Agreement, dated January 22, 1999, by and between Kevin Holt and the Registrant (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.7 Registration Rights Agreement, dated March 5, 1999 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.8 Secured Promissory Note, dated August 31, 1998, in favor of Brown Brothers Harriman & Co (incorporated by reference to
                Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.9 Agreement of Lease, dated June 25, 1999, by and between the Registrant and Polestar Fifth Property Associates LLC (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.10 Development and License Agreement, dated July 29, 1998, by and between Bear, Stearns & Co. Inc. and the Registrant (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.11 Consulting Agreement, dated October 14, 1998, by and between Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation and the Registrant (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.12 Consulting Services Agreement, dated October 15, 1998, by and between First Union Corporation and the Registrant (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.13 Strategic Partnering Agreement, dated July 30, 1999, by and between Cabletron Systems Inc. and the Registrant (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.14 Systems Integration Consulting Services Agreement, dated May 21, 1998, by and between LCI International Telecom Corp. dba Qwest Communications Corporation and the Registrant (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-84045)).

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    10.15       Amendment No. 1 to Consulting Services Agreement, dated June 21,
                1999, to Systems Integration Consulting Services Agreement, dated May 21, 1998, by and between LCI International Telecom Corp. dba Qwest Communications Corporation and the Registrant (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.16 Stock and Warrant Purchase Agreement, dated March 5, 1999, by and among General Atlantic Partners 54, L.P., GAP Coinvestment Partners II, L.P., the Other Purchasers named therein and the Registrant (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.17 Service Agreement, dated January 1, 1999, by and between John Wright and Predictive Limited (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (File
                No. 333-84045)).
    10.18 Common Stock Purchase Agreement, dated September 16, 1999, by and between Cisco Systems, Inc. and the Registrant (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.19 Investor's Rights Agreement, dated September 16, 1999, by and between Cisco Systems, Inc. and the Registrant (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.20 Professional Services Subcontract, dated May 14, 1999, by and between Cisco Systems, Inc. and the Registrant (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.21 Common Stock Purchase Agreement, dated September 22, 1999, by and among General Atlantic Partners 57, L.P., GAP Coinvestment Partners II, L.P. and the Registrant (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.22       Amendment No. 1 to the Registration Rights Agreement, dated
                March 5, 1999, dated September 22, 1999 (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.23 Employment Agreement, dated September 21, 1999 by between Gerard Dorsey and the Registrant (incorporated by reference to Exhibit
                10.23 to the Registration Statement on Form S-1 (File No. 333-84045)).
    10.24 Amendment No. 1 to Common Stock Purchase Agreement, dated September 27, 1999, by and between Cisco Systems, Inc. and the Registrant (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-84045)).
    23.1        Consent of Arthur Andersen LLP (incorporated by reference to
                Exhibit 23.1 to the Registration Statement on Form S-1
                (File No. 333-84045)).
    23.2        Consent of Brobeck, Phleger & Harrison LLP (included in
                Exhibit 5.1).
    23.3        Consent of Arthur Andersen LLP (incorporated by reference to
                Exhibit 23.3


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                to the Registration Statement on Form S-1 (File No. 333-84045)).
    24.1 Powers of attorney (please see Signature Page) (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-84045)).
    27.1        Financial Data Schedule (incorporated by reference to
                Exhibit 27.1 to the Registration Statement on Form S-1
                (File No. 333-84045)).

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                       PREDICTIVE SYSTEMS, INC.
                                                      (Registrant)


Date:  October 26, 1999                       By:     /S/ RONALD PETTENGILL
                                                 -------------------------------
                                                    President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors



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